THIS FACILITY AGREEMENT is made this 12 Day of July 2007

BETWEEN

1. **KEMPSHOTT PTE LIMITED** a company incorporated under the laws of Singapore with registered number 200200693Z whose registered office is at 80 Raffles Place #57-01 UOB Plaza 1 Singapore 048 624 ("**the Lender**") and

2. **ACCOONA CORP.** a company incorporated under the laws of Delaware with a Federal ID number 20-0791924 whose principal office is at 101 Hudson St. Suite 3501, Jersey City New Jersey, USA ("**the Borrower**")

RECITALS

A. the LENDER wishes to make available a facility for an amount not exceeding USD 20,000,000 (USD twenty million) to the BORROWER on the terms as set out in this Agreement.
B. the BORROWER may 'draw down' the facility in tranches not exceeding 25 % of the total facility in each 15 day period from the date of this Facility
C. The LENDER has the right to request justification for the purpose of the funds drawn down to ensure that it is in complete compliance with money laundering regulations and can refuse to transfer funds should it not be satisfied for the purpose for which the funds are to be used.
D. the facility will be withdrawn not earlier than six months after the date of this agreement and no later than 1 year after the date of this agreement – upon a written notice from the LENDER to the BORROWER.

OPERATIVE PART

The Facility

1.. In consideration of the Lender entering into the Facility Agreement the Borrower hereby agrees:

2.1 to repay the Facility (the amount drawn down and therefore due together with the accrued interest thereon) to the Lender immediately upon receipt of funds from the planned IPO of the Borrower and

2.2 should for any reason the IPO not take place within one year of the signing of this Agreement the Lender shall have the right to call for repayment of the amount due together with accrued interest (either in part or in full) at any time and in any event no later than one year after the date of this agreement.

2.3 to pay interest to the Lender as set out in clause 3 below in respect of the Facility.

Interest

3. The Borrower will pay interest on any part of the Facility that has been drawn down at the rate of 6 % per annum. No interest shall be paid until the Facility (or any part of it) is repaid in accordance with the terms of this Agreement but interest shall accrue and become due and capitalised on each three month period from the date of this Agreement.

Payments

5. The Borrower agrees to make all payments for which he is obligated hereunder either directly to the Lender or as the Lender may direct the Borrower in writing from time to time.

Events of default

4. If the Borrower shall

4.1 become bankrupt or insolvent or present any petition for bankruptcy or any proposal for entering into a composition with his creditors;

the whole of the outstanding balance of the Facility shall forthwith become immediately repayable together with all interest due and accrued up to that date.

Notices

5.1. Any notice, request or other communication to be served under this Agreement may be delivered or sent by Federal Express or DHL or equivalent or by facsimile to the other part to be served at its address appearing in this Agreement or in the event that

another address is notified in writing to the other party in accordance with and making specific reference to this clause then to that other address.

5.2 Any such notice or document shall be deemed to have been served:-

5.2.1 if delivered personally at the time of delivery; or

5.2.2 if sent by facsimile on the next such business day after the date of dispatch.

provided that any notice which is served or deemed to be served on a day which is not a business day shall be treated as delivered on the next business day.

5.3 In proving service it shall be sufficient to prove that delivery was made by Federal Express, DHL or equivalent or that the facsimile transmission was properly addressed and dispatched as the case may be with proof of transmission

Interpretation

6. Clause headings in this Agreement do not form part of this Agreement and shall have no bearing whatsoever on the interpretation or construction of the terms and effect of this Agreement.

Governing law

7. This Agreement shall be governed by the internal laws of the State of New York and the parties hereto submit to the exclusive jurisdiction of the courts located in the County and State of New York thereof in connection with any matter relating to the interpretation or construction of this Agreement.

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by the said
Tanya TAMONE
For and on behalf of
KEMPSHOTT PTE LTD

in the presence of:

Witness.......................................

Name..Eduardo Paz..........
Addrss...2, rue Thalberg
.......1201 Geneva........
Occupation...Trust Officer.....

SIGNED by the said
William J ROSE
For and on behalf of
Accoona Corp.

in the presence of:

Witness.......................................

Name.....Jean-Paul TURE..........
Addrss..[illegible]..........
..........[illegible]..........
Occupation........Director...............